UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2017

SAIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway, Suite 400 Johns Creek, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 232-5067

No Changes.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 26, 2017, the Compensation Committee of the Board of Directors (“Board”) of Saia, Inc. (the “Company”) approved a new compensation package for Mr. Frederick J. Holzgrefe, III in connection with his appointment as Executive Vice President, Chief Financial Officer and Secretary of the Company. Beginning August 1, 2017, Mr. Holzgrefe will receive an annual base salary of $500,000.  Going-forward, Mr. Holzgrefe will receive an annual cash incentive award with a target payout equal to 75 percent of his annual base salary.  In 2018, he will receive long-term equity incentive awards with a target equal to 170 percent of his annual base salary.  The long-term equity incentive awards will be comprised of the same mix of awards as other executive officers of the Company (currently 50 percent in performance stock units; 25 percent in stock options and 25 percent in restricted stock).  In addition, Mr. Holzgrefe received a grant of 5,060 restricted shares of the Company’s common stock on August 1, 2017, subject to continued employment and other customary conditions.  These restricted shares will vest 25 percent on each of August 1, 2020 and August 1, 2021 with the remaining 50 percent vesting on August 1, 2022.  The form of Restricted Stock Agreement utilized with Mr. Holzgrefe was previously filed by Saia, Inc. as Exhibit 10.25 to the Company’s Form 10-K for the year ended December 31, 2011, and is incorporated herein by reference.

On July 26, 2017, the Compensation Committee of the Board approved a new compensation package for Mr. Raymond R. Ramu in connection with his appointment as Executive Vice President and Chief Customer Officer of the Company.  Beginning August 1, 2017, Mr. Ramu will receive an annual base salary of $410,000.  Going-forward, Mr. Ramu will receive an annual cash incentive award with a target payout equal to 50 percent of his annual base salary.  In 2018, he will receive long-term equity incentive awards with a target equal to 100 percent of his annual base salary.  The long-term equity incentive awards will be comprised of the same mix of awards as other executive officers of the Company (currently 50 percent in performance stock units; 25 percent in stock options and 25 percent in restricted stock).  In addition, Mr. Ramu received a grant of 3,680 restricted shares of the Company’s common stock on August 1, 2017, subject to continued employment and other customary conditions.  These restricted shares will vest 25 percent on each of August 1, 2020 and August 1, 2021 with the remaining 50 percent vesting on August 1, 2022.  The form of Restricted Stock Agreement utilized with Mr. Ramu was previously filed by Saia, Inc. as Exhibit 10.25 to the Company’s Form 10-K for the year ended December 31, 2011, and is incorporated herein by reference.

Item 5.05	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

As part of its review of our corporate governance principles, on July 27, 2017, the Board of Directors of Saia, Inc. amended the Company's Code of Business Conduct and Ethics (the “Code”).  In addition to technical, administrative and other non-substantive amendments, the Code was revised to include a definition of “relative” for provisions addressing the employment of relatives.  The Code, as revised, is available on our website at http://www.saiacorp.com.

Item 9.01	Financial Statements and Exhibits

10.1Form of Restricted Stock Agreement under the Saia, Inc. 2011 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.25 of Saia Inc.’s Form 10-K (File No. 0-49983) for the year ended December 31, 2011).

14.1Code of Business Conduct and Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.

Date: August 1, 2017	/s/ Stephanie R. Maschmeier
Stephanie R. Maschmeier
Controller and Principal Accounting Officer